UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
                   Pursuant to Section 13 OR 15(d)
               of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 30, 2006
                                                -----------------
                             SJW Corp.
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     (Exact name of registrant as specified in its charter)

    California                    1-8966          77-0066628
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(State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)         File Number)   Identification No.)

    374 W. Santa Clara Street, San Jose, California     95113
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(Address of principal executive offices)             (Zip Code)

                             (408) 279-7800
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         Registrant's telephone number, including area code

                             Not Applicable
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  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule
13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Equity Award

     On January 30, 2006, the Executive Compensation Committee of the Board of Directors of SJW Corp. (the "Company") issued W. Richard Roth, President and Chief Executive Officer of the Company, 7,000 restricted stock units under the Company's Long-Term Incentive Plan. The number of shares does not reflect the two-for-one stock split approved by the Board on January 31, 2006. Each restricted stock unit will entitle Mr. Roth to receive one share of the Company's common stock when that unit vests. The units will vest in four successive equal annual installments over the four-year period of service measured from the award date. The restricted stock units include dividend equivalent rights under which the accumulated amounts will vest and be paid out in cash as the shares underlying the units vest and are issued. The restricted stock units will vest and the underlying shares will be immediately issued upon certain changes of control of the Company or upon Mr. Roth's termination of employment under certain defined circumstances.

Director Compensation and Reimbursement Policies

     On January 31, 2006, the Board of Directors of the Company amended the Company Director Compensation Policies to include reimbursement policies for director expenses. The amended policies provide that all reasonable expenses incurred by a non-employee director in connection with his or her attendance at a SJW Corp., San Jose Water Company ("SJWC") or SJW Land Company ("Land Company") Board Meeting, Committee Meeting or other meeting organized by the Company, SJWC or Land Company, will be reimbursed, including the expense of traveling by non-commercial aircraft if within 1,000 miles of company headquarters and approved by the Chairman of the Board, and the expense of traveling first class for any travel within the United States. A copy of the Director Compensation and Reimbursement Policies is attached hereto as Exhibit 10.1.

Annual Retainer Fee Deferral Election Program

     On January 31, 2006, the Board of Directors of the Company approved certain amendments to the Company's Annual Retainer Fee Deferral Election Program (the "Program") which was established under the Company's Long-Term Incentive Plan and which allows the non-employee members of the Board of Directors of the Company, San Jose Water Company, the Company's wholly-owned subsidiary ("SJWC"), and SJW Land Company, another wholly-owned subsidiary of the Company, to defer either all or 50% of their annual retainer fees. Pursuant to such amendments, each non-employee Board member will also be entitled to defer 100% of his or her fees for attending pre-scheduled Committee and Board meetings, starting with the 2007 calendar year. The deferred amounts will be converted into deferred restricted stock, as more fully set forth in the Program. A copy of the Program is attached hereto as
Exhibit 10.2.

Item 2.02  Results of Operations and Financial Condition.

     On February 1, 2006, the Company announced its financial results for the fourth quarter ended December 31, 2005. A copy of the press release announcing these financial results is attached hereto as Exhibit 99.1 and incorporated into this Form 8-K by reference.


Item 7.01.  Regulation FD Disclosure.

     On February 1, 2005, the Company announced the increase of its common stock dividend and a two-for-one stock split on SJW Corp. common stock. A copy of the press release announcing the stock split and dividend increase is attached hereto as Exhibit
99.1 and incorporated into this Form 8K by reference.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit
Number     Description of Document
--------   ------------------------
10.1      Director Compensation and Reimbursement Policies.

10.2 Annual Retainer Fee Deferral Election Program, as amended.

99.1      Press Release issued by SJW Corp., dated February 1,
          2006, announcing two-for-one stock split, dividend increase and 4th Quarter Financial Results.


                             SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  SJW Corp.
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January 31, 2006            /s/ Angela Yip
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                            Angela Yip, Chief Financial Officer
                            and Treasurer


Exhibit
Number     Description of Document
--------   ------------------------
10.1      Director Compensation and Reimbursement Policies.

10.2 Annual Retainer Fee Deferral Election Program, as amended.

99.1      Press Release issued by SJW Corp., dated February 1,
          2006, announcing two-for-one stock split, dividend increase and 4th Quarter Financial Results.